united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2012

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 1, 2012, Astoria Financial Corporation (the “Company”) called for redemption all of its outstanding 5.75% Senior Notes due 2012 (the “Notes”), which will be redeemed on September 13, 2012 (the “Redemption Date”) pursuant to the optional redemption provisions of Section 3.7 of the Indenture, dated as of October 16, 2002 (the “Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Trustee”). A Notice of Redemption Price was sent to the registered holders of the Notes by the Trustee, at the direction of the Company, on September 10, 2012. As described in the Notice of Redemption Price, the Company will redeem all of the outstanding Notes at a redemption price equal to 100.460% of the principal amount of the Notes plus accrued and unpaid interest thereon to the Redemption Date. The amount of accrued and unpaid interest to the Redemption Date amounts to $23.638889 per $1,000 principal amount of the Notes.

A copy of the Notice of Redemption Price is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Notice of Redemption Price, dated September 10, 2012.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION
By: /s/ Thomas E. Lavery Thomas E. Lavery Senior Vice President and General Counsel

Dated: September 11, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice of Redemption Price, dated September 10, 2012.